Exhibit 10.22






_________________, 2006


[name and address]





                           Re:   Grant of Performance Unit Award
                                 -------------------------------

Dear [name]:

        Conseco, Inc., a Delaware corporation (the "Company"), is pleased to advise you that pursuant to the Company's 2003 Amended and Restated Long-Term Incentive Plan (the "Plan"), the Company has granted you an award of 50,000 performance units (the "Performance Units"), effective as of ____________, 2006 (the "Date of Grant"), subject to the terms and conditions of the Plan and the terms and conditions set forth herein. Any capitalized terms used herein and not defined herein have the meaning set forth in the Plan.

     1. Performance Units. Each Performance Unit represents the right to receive one share of the Company's Common Stock, par value $.01 per share ("Common Stock"), plus Dividend Equivalents thereon (as described in paragraph 5(b) below) subject to satisfaction of the service and performance-based vesting criteria described in paragraph 3 and Schedule A hereof. Upon satisfaction of such vesting criteria, and the payment to the Company of an amount equal to the par value of such shares, the shares of Common Stock issued to you shall be fully paid and nonassessable and shall be issued in your name. You may elect to defer receipt of the Common Stock and Dividend Equivalents underlying the Performance Units in accordance with any Company deferred compensation program that may then be in effect and any applicable tax rules and regulations.

     2. Restrictions on Transfer. You may not sell, assign, transfer, convey, pledge, exchange or otherwise encumber or dispose the Performance Units, except to the Company. Any purported encumbrance or disposition in violation of the provisions of this paragraph 2 shall be void ab initio, and the other party to any such purported transaction shall not obtain any rights to or interest in the Performance Units.

     3. Vesting of Performance Units.

     (a) The Performance Units shall vest (in whole or in part) and the underlying shares of Common Stock shall be issued to you if you remain employed by the Company or a Subsidiary through the dates set forth on Schedule A attached hereto to the extent the performance-based vesting criteria set forth on Schedule A are satisfied.

     (b) Any Performance Units that do not vest pursuant to subparagraph (a) above shall be cancelled.

     4. Forfeiture of Performance Units. Except as expressly set forth in any written agreement between you and the Company or a Subsidiary (whether entered into prior to or after the date of this letter agreement), if you cease to be an employee of the Company or a Subsidiary for any reason, except as and to the extent the Common Stock underlying the Performance Units has been issued to you, you shall forfeit the remaining portion of the Performance Units.

     5. Dividend, Voting and Other Rights.

     (a) Until issuance of shares of Common Stock pursuant to paragraph 1 hereof, you shall have no voting or other rights of a stockholder with respect to the Performance Units.

     (b) You shall have the right to receive Dividend Equivalents on Performance Units that become vested hereunder, payable in cash without interest, to the extent that cash dividends are paid on the Common Stock underlying the Performance Units after the date of this letter agreement and prior to the issuance of shares of Common Stock underlying the Performance Units. Such Dividend Equivalents shall be subject to any required tax withholding, and shall be payable on such date or dates as the underlying Common Stock is issued to you in an amount equal to the number of shares of Common Stock delivered in respect of your vested Performance Shares multiplied by the aggregate per share dividends declared and paid after the date of this letter agreement and prior to the issuance of shares of Common Stock underlying the Performance Units.

     6. Certain Definitions. For the purposes of this letter agreement, the following term has the meaning set forth below:

        "Subsidiary" means a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

     7. Withholding Taxes. If the Company or any Subsidiary shall be required to withhold any federal, state, local or foreign tax in connection with any issuance or vesting of Performance Units or other securities pursuant to this letter agreement, and the amounts available to the Company or such Subsidiary for such withholding are insufficient, you shall pay the tax or make provisions that are satisfactory to the Company or such Subsidiary for the payment thereof. If permitted at such time by the Company, you may elect to satisfy all or any part of any such withholding obligation by surrendering to the Company or such Subsidiary a portion of the Performance Units that become nonforfeitable hereunder, and the Performance Units so surrendered by you shall be credited against any such withholding obligation at the Fair Market Value of the Common Stock underlying such Performance Units on the date of such surrender.

     8. No Special Right to Employment. Nothing in this letter agreement shall interfere with or limit in any way the right of the Company to terminate your employment or other performance of services at any time, nor confer upon you any right to continue in the employ or as a director or officer of, or in the performance of other services for, the Company or a Subsidiary for any period of time, or to continue your present (or any other) rate of compensation or level of responsibility. Nothing in this letter agreement shall confer upon you any right to be

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
selected again as a Plan participant, and nothing in the Plan or this letter agreement shall provide for any adjustment to the number of Performance Units upon the occurrence of subsequent events except as provided in the Plan.

     9. Relation to Other Benefits. Any economic or other benefit to you under this letter agreement or the Plan shall not be taken into account in determining any benefits to which you may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.

     10. Amendments to Plan. Any amendment to the Plan shall be deemed to be an amendment to this letter agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the your rights under this letter agreement without your consent.

     11. Severability. Whenever possible, each provision of this letter agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this letter agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this letter agreement.

     12. Conformity with Plan. This letter agreement and the Performance Units granted pursuant hereto are intended to conform in all respects with, and are subject to all applicable provisions of, the Plan (which is incorporated herein by reference). Inconsistencies between this letter agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this letter agreement, you acknowledge your receipt of this letter agreement and the Plan and agree to be bound by all of the terms of this letter agreement and the Plan.

     13. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this letter agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

     14. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this letter agreement shall be in writing and shall be deemed to have been given when (i) delivered personally,
(ii) mailed by certified or registered mail, return receipt requested and postage prepaid, (iii) sent by facsimile or (iv) sent by reputable overnight courier, to the recipient. Such notices, demands and other communications shall be sent to you at the address specified in this letter agreement and to the Company at 11825 N. Pennsylvania Street, P.O. Box 1911 (46082), Carmel, Indiana 46032, Attn: General Counsel, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

     15. Governing Law. THE VALIDITY, CONSTRUCTION, INTERPRETATION, ADMINISTRATION AND EFFECT OF THE PLAN, AND OF ITS RULES AND

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
REGULATIONS, AND RIGHTS RELATING TO THE PLAN AND TO THIS LETTER AGREEMENT, SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS, AND APPLICABLE PROVISIONS OF FEDERAL LAW.

     16. Descriptive Headings. The descriptive headings of this letter agreement are inserted for convenience only and do not constitute a part of this letter agreement.

     17. Counterparts. This letter agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same letter agreement.

     18. Entire Agreement. This letter agreement, any written agreement between you and the Company or a Subsidiary to the extent contemplated by paragraph 4 hereof, and the terms of the Plan constitute the entire understanding between you and the Company, and supersede all other agreements, whether written or oral, with respect to your acquisition of the Performance Units.

     19. Section 409A. The Performance Units awarded hereunder are intended to comply with Section 409A of the Code, as provided under Section 11(k) of the Plan. In accordance therewith, to the extent that Section 409A(a)(2)(B)(i) (regarding certain payments to "key employees" in connection with a separation from service) requires the Company to delay payment and /or delivery of shares of Common Stock in respect of your vesting Performance Units beyond the date(s) otherwise specified in this letter agreement, the Company shall pay such amounts to you upon the earliest date permitted under 409A(a)(2)(B)(i) of the Code.

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


               Signature Page to Performance Unit Award Agreement


          Please execute the extra copy of this letter agreement in the space below to confirm your understanding and acceptance of the agreements contained in this letter agreement.

                                        Very truly yours,


                                        CONSECO, INC.


                                        By:/s/Susan L. Menzel
                                           ------------------

                                        Name:  Susan L. Menzel

                                        Title: EVP Human Resources



Enclosures:       Extra copy of this letter agreement
                  Copy of the Plan


          The undersigned hereby acknowledges having read this letter agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.



                                        GRANTEE

                                        ---------------------------------
                                        [name]



Dated as of:  ____________, 2006


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                                   Schedule A

                                       to

                        Performance Unit Award Agreement



                               PERFORMANCE TARGETS

                                [to be completed]











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